                                                                    Exhibit 99.1


                              FOR IMMEDIATE RELEASE
                              ---------------------

              ACETO CORPORATION REPORTS BEST QUARTER EVER; PROJECTS
                                 DILUTED EPS OF
           $.20-.23 FOR FOURTH QUARTER VS. $.15 IN LAST YEAR'S PERIOD

     THIRD QUARTER NET INCOME UP 54% FROM LAST YEAR ON A 13% SALES INCREASE

LAKE SUCCESS, NY - May 7, 2004 - Aceto Corporation (Nasdaq:ACET), a global distributor of chemically-derived pharmaceuticals, biopharmaceuticals and specialty chemicals, today announced quarterly results of operations for its third quarter and nine months ended March 31, 2004.

THIRD QUARTER FINANCIAL HIGHLIGHTS - versus fiscal 2003 third quarter
o   Net sales grew 13% to $79.7 million.
o Gross profit rose 29% to $15.0 million, and gross profit margin increased to 18.8% from 16.4%.
o   Operating income was up 45% to $4.9 million.
o Net income increased 54% to $3.7 million or $0.23 per diluted share, from $2.4 million or $0.16 per diluted share in the same period last year.

NINE-MONTH FINANCIAL HIGHLIGHTS - versus the first nine months of fiscal 2003
o   Net sales were up 9% to $221.2 million.
o Gross profit grew 19% to $39.9 million, and gross profit margin increased to 18.0% from 16.5%.
o   Operating income rose 23% to $12.7 million.
o Income, before the cumulative effect of a non-cash accounting charge of $1.9 million in last year's period, increased 39% to $9.8 million or $0.60 per diluted share, from $7.1 million or $0.47 per diluted share in the first nine months of fiscal 2003.

Leonard S. Schwartz, Chairman, CEO and President of Aceto, stated, "We are extremely proud to report our best quarter ever in terms of sales, gross profit margin, net income and EPS. We saw strength throughout the business, including our Health Sciences, Chemicals & Colorants and Agrochemicals segments. During the quarter we launched two active pharmaceutical ingredients (APIs), bringing the total to three in fiscal 2004 to date, and we expect to launch at least one more in our fourth quarter. We completed a smooth and successful integration of Pharma Waldhof, the biopharmaceutical distributor we acquired on December 31, 2003. Importantly, upon closing, the acquisition was immediately accretive to our earnings. Additionally, our office in Poland is up and running, facilitating our expansion in Eastern Europe, where the EU pharmaceutical standards will be required under law by June 2004."

Douglas Roth, CFO of Aceto, added, "We closed the quarter with an even stronger balance sheet than last quarter, with cash of $30.8 million, working capital of $79.8 million, no long-term debt and shareholders' equity of $97.6 million at March 31, 2004. Our strong financial position will serve as support for our future growth plans."

                                     -more-

Aceto Corporation News Release
Page 2
May 7, 2004


Mr. Schwartz further stated, "Looking forward, we plan to continue to grow our three main business segments organically. Additionally, we have plans in place for strategic growth in new directions in each of these business areas that are similar to the existing businesses. More specifically, in Health Sciences we plan to continue to launch at least four generic APIs per year, expand in Eastern Europe, and enter the generic biopharmaceutical market as it develops. In fact, we now know that there are certain segments of the market where the regulatory pathways currently exist, therefore these segments will develop faster than we originally thought. Our plans for the generic biopharmaceutical business are well under way, and our unique business model is getting a very positive response from our customers. We are also pursuing continued expansion in our Agrochemicals segment through the acquisition and distribution rights of new products, globalizing our Chemicals & Colorants segment, and adding resources to our Chinese and Indian sourcing operations."

Mr. Schwartz concluded, "As a result of these initiatives, we are very optimistic about Aceto's near and long-term prospects. We anticipate closing our fiscal year with another strong quarter. We expect to achieve diluted earnings per share of $.20-.23 in the fourth quarter, which compares to $.15 in the fourth quarter of 2003. This would produce fiscal year 2004 diluted EPS of $.80-.83, up 27-32% over last year (before the cumulative effect of a non-cash accounting charge in 2003). We look forward to reporting on our continued progress."

CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Friday, May 7, 2004. Interested parties may participate in the call by dialing 800-915-4836 (973-317-5319 for international callers) - please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call. The conference call will also be broadcast live over the Internet via the Investor Relations section (CONFERENCE CALLS) of the Company's website. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's website. A recorded phone replay of the call will also be available from 12:00 noon ET on Friday, May 7, 2004 until 12:00 noon ET on Monday, May 10, 2004. Interested parties may dial 800-428-6051 (973-709-2089 for international callers) and enter the code 352165 for the phone replay.

ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of chemically-derived pharmaceuticals, biopharmaceuticals and specialty chemicals used principally as raw materials in the agricultural, color, pharmaceutical, surface coating/ink and general chemical consuming industries. With offices in ten countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields.

                                     -more-

Aceto Corporation News Release
Page 3
May 7, 2004


This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward looking statements contained in this press release include, but are not limited to, expected new product launches, as well as the earnings guidance for the Company's fourth quarter and fiscal year 2004. All forward-looking statements in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at WWW.SEC.GOV.


CONTACT:                                 -OR-       INVESTOR RELATIONS
                                                    COUNSEL:
Aceto Corporation                                   The Equity Group Inc.
Leonard S. Schwartz, Chairman/CEO                   Loren G. Mortman
Douglas Roth, CFO                                   (212) 836-9604,
                                                    LMORTMAN@EQUITYNY.COM
(516) 627-6000                                      Lauren Barbera
WWW.ACETO.COM                                       (212) 836-9610,
                                                    LBARBERA@EQUITYNY.COM
                                                    WWW.THEEQUITYGROUP.COM

Aceto Corporation News Release
Page 4
May 7, 2004


                                              ACETO CORP.
                                   CONSOLIDATED STATEMENTS OF INCOME
                                (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                              (UNAUDITED)


                                                THIRD QUARTER ENDED             NINE MONTHS ENDED
                                                     MARCH 31,                      MARCH 31,
                                                2004            2003          2004              2003
                                             ----------      ----------    -----------      -----------
Net sales                                     $ 79,690        $ 70,561      $ 221,229        $ 203,216

Cost of sales                                   64,711          58,974        181,371          169,760
                                             ----------      ----------    -----------      -----------

Gross profit                                    14,979          11,587         39,858           33,456
Gross profit %                                  18.80%          16.42%         18.02%           16.46%

Selling, general and
  administrative expenses                       10,093           8,206         27,162           23,140
                                             ----------      ----------    -----------      -----------

Operating income                                 4,886           3,381         12,696           10,316

Other income net of
  interest expense                                 198             149          1,018                4
                                             ----------      ----------    -----------      -----------

Income before income taxes and cumulative
  effect of accounting change                    5,084           3,530         13,714           10,320

Provision for income taxes                       1,374           1,119          3,922            3,258
                                             ----------      ----------    -----------      -----------

Income before cumulative effect of
  accounting change                              3,710           2,411          9,792            7,062

Cumulative effect of accounting change (1)           -               -              -            1,873
                                             ----------      ----------    -----------      -----------

Net income                                    $  3,710        $  2,411      $   9,792        $   5,189
                                             ==========      ==========    ===========      ===========

Basic income per common share (2):
  Before accounting change                    $   0.23        $   0.16      $    0.62        $    0.48
  Cumulative effect of accounting change             -               -              -             0.13
                                             ----------      ----------    -----------      -----------
                                              $   0.23        $   0.16      $    0.62        $    0.35

Diluted earnings per common share (2):
  Income before accounting change             $   0.23        $   0.16      $    0.60        $    0.47
  Cumulative effect of accounting change             -               -              -             0.12
                                             ----------      ----------    -----------      -----------
                                              $   0.23        $   0.16      $    0.60        $    0.35

Weighted average shares outstanding (2):
  Basic                                         15,896          14,841         15,790           14,784
  Diluted                                       16,306          15,252         16,203           15,006


(1) Impairment loss on a business in the industrial sanitary supply segment recognized as a cumulative effect of an accounting change in the first interim reporting period of fiscal 2003.

(2) The number of shares outstanding and the per share information have been adjusted for a 3-for-2 stock dividend distributed on January 2, 2004 to common stockholders of record as of the close of business December 17, 2003.

Aceto Corporation News Release
Page 5
May 7, 2004

                                   ACETO CORP.
                           CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)


                                                               MARCH 31, 2004      JUNE 30, 2003
                                                               --------------      -------------
                                                                 (UNAUDITED)
ASSETS
Current Assets:
  Cash                                                         $       30,771      $      20,263
  Short-term investment                                                   953                877
  Trade receivables, less allowance for doubtful
    accounts:  3/31/04  $847;  6/30/03  $ 939                          54,558             43,841
   Other                                                                1,705              1,320
                                                               --------------      -------------
                                                                       56,263             45,161

  Inventory                                                            37,763             41,696
  Prepaid expenses                                                      1,139              1,015
  Income taxes receivable                                                   -                939
  Deferred income tax benefit, net                                        301                301
                                                               --------------      -------------

        Total current assets                                          127,190            110,252

Long-term notes receivable                                                770              1,017

Property, plant and equipment                                           6,803              6,282
Less accumulated depreciation                                           4,218              3,681
                                                               --------------      -------------
                                                                        2,585              2,601

Goodwill                                                                7,949              7,783
Intangible assets                                                       3,870                412
Deferred income tax benefit                                             1,107              1,107
Other assets                                                            1,542                347
                                                               --------------      -------------

Total Assets                                                   $      145,013      $     123,519

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Drafts and acceptances payable                               $        4,541      $       1,315
  Short term bank loans                                                 1,299              3,286
  Accounts payable                                                     14,222             17,372
  Accrued merchandise purchases                                         9,595              4,048
  Accrued compensation                                                  4,153              4,117
  Accrued environmental remediation                                     1,550              1,550
  Accrued income taxes                                                    736                  -
  Other accrued expenses                                               11,325              7,262
                                                               --------------      -------------
        Total current liabilities                                      47,421             38,950

Shareholders' equity:
  Common stock, $.01 par value per share;                                 176                176
    Authorized:3/31/04, 40,000,000; 6/30/03, 20,000,000 shares
    Issued: 3/31/04 &  6/30/03: 17,570,579 shares;
   Outstanding: 3/31/04, 15,948,516; 6/30/03, 15,564,070 shares
  Capital stock in excess of par                                       57,124             57,047
  Retained earnings                                                    54,577             46,142
  Accumulated other comprehensive loss                                  1,803              1,040
                                                               --------------      -------------
                                                                      113,680            104,405

Less:
  cost of common shares held in treasury;
  3/31/04, 1,622,063; 6/30/03, 2,006,509 shares                        16,088             19,836
                                                               --------------      -------------
       Total shareholders' equity                                      97,592             84,569
Total liabilities and shareholders' equity                     $      145,013      $     123,519


                                            ###